UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

DIPEXIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36351	46-4995704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 Broadway, 19th Floor New York, NY	10006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 269-2834

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On June 30, 2015, Dipexium Pharmaceuticals, Inc. (the “Company”) issued a press release announcing the closing of its previously announced public offering and sale of 1,702,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which includes 222,000 shares of Common Stock that were sold pursuant to the exercise in full of the underwriters’ over-allotment option, at a price to the public of $12.50 per share (the “Offering”). The net proceeds to the Company are approximately $19.7 million, after deducting underwriting discounts and commissions and offering expenses payable by the Company.

Raymond James & Associates, Inc. acted as sole book-running manager for the Offering. Feltl and Company acted as co-manager for the Offering.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with the closing of the Offering, a specimen certificate evidencing the Company’s shares of Common Stock is being filed with this Current Report on Form 8-K as Exhibit 4.1 to be incorporated by reference into the Registration Statement pursuant to which the shares in the Offering were issued.

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Specimen certificate evidencing the Common Stock
99.1	Press Release announcing the closing of the Offering, dated June 30, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 30, 2015	Dipexium Pharmaceuticals, Inc.

	By:	/s/ David P. Luci
		Name:	David P. Luci
		Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Specimen certificate evidencing the Common Stock
99.1	Press Release announcing the closing of the Offering, dated June 30, 2015